Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registrat ion Statement on Form S-8 (No 333-235747) of 36Kr Holdings Inc. of our report dated April 25, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People's Republic of China
April 25, 2024

PricewaterhouseCoopers Zhong Tian LLP, 11/FPricewaterhouseCoopers Center

Link Square 2, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC

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